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                                   EXHIBIT 99


FOR IMMEDIATE RELEASE                         Contact: Lewis Frazer III
                                                       Chief Financial Officer
                                                       (423) 922-1123


              REGAL CINEMAS ANNOUNCES CONSUMMATION OF OFFERING OF
                     $125 MILLION SENIOR SUBORDINATED NOTES

Knoxville, Tennessee (September 24, 1997) -- Regal Cinemas, Inc. (Nasdaq/NM:
REGL), today announced that it has consummated the sale of $125 million in aggregate principal amount of 8 1/2% Senior Subordinated Notes due 2007.

         The offering was made by means of an offering memorandum to institutional investors pursuant to Rule 144A and other exemptions under the Securities Act of 1933. Proceeds of the offering will be used to repay indebtedness incurred to finance the Company's recent tender offer to purchase outstanding debt assumed in connection with the Cobb Theatres acquisition and amounts outstanding under revolving credit facilities, and for general purposes.

         The notes offered have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration under federal and state securities laws.


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